UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2006

Element 21 Golf Company

(Exact name of registrant as specified in its charter)

Delaware	000-15260	88-0218411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Queens Quay East, Unit #1 Toronto, Ontario, Canada,	M5A 4K9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-710-2021

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2006, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission in order to report the issuance and sale of 10% Convertible Promissory Notes (the “Original Notes”) in the aggregate principal face amount of $450,000 and accompanying warrants to purchase shares of the Company’s Common Stock (the “Original Warrants”). On or after February 24, 2006, and prior to the date hereof, the Company issued additional Original Notes in the aggregate principal face amount of $90,000 and additional Original Warrants to certain investors. The terms and conditions governing the Original Notes and Original Warrants were described in detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2006 and forms of the Original Notes and Original Warrants were filed as exhibits to such filing.

On or after May 14, 2006, the Company issued and sold 10% Convertible Promissory Notes in the aggregate principal face amount of $638,000 (the “New Notes”) to certain investors (each such investor, a “Purchaser” and collectively, the “Purchasers”). Each Purchaser of a New Note, received an accompanying warrant to purchase shares of the Company’s Common Stock (the “New Warrants”). Each New Warrant is exercisable for a one year period and entitles a Purchaser to invest an amount equal to 150% of such Purchaser’s investment in the New Notes in additional shares of the Company’s Common Stock at an exercise price equal to the greater of (i) $0.175, or (ii) the ten day trading average of shares of the Company’s Common Stock on the OTC Bulletin Board for the ten trading days ending on the day prior to the date of exercise.

The Notes mature one year after issuance and accrue interest at an interest rate equal to 10% per annum, payable at maturity. Each Note may be converted, at the option of the Purchaser holding such Note, into shares of the Company’s Common Stock at a conversion price equal to the greater of (i) $0.175, or (ii) the ten day trading average of shares of the Company’s Common Stock on the OTC Bulletin Board for the ten trading days ending on the day prior to the date of conversion.

Upon the occurrence of an “Event of Default” (as defined in each Note), the principal amount of the Notes and accrued and unpaid interest thereon may become immediately due and payable by the Company. Such Events of Default include: (i) the Company fails to pay any monetary obligation due under the Note after having received seven (7) business days prior written notice that such obligation has become due; (ii) the Company fails, for seven (7) days after written notice, to comply with any other material term, condition, covenant, or agreement in the Note; (iii) the Company becomes insolvent, makes an assignment for the benefit of creditors, calls a meeting of its creditors to obtain any general financial accommodation or suspends business; or (iv) a case under the Bankruptcy Code is commenced by or against the Company or a liquidator, trustee, custodian or similar officer is appointed for all or a material portion of the Company's assets, and such case is not dismissed or such appointment is not rescinded within thirty (30) days thereafter.

A form of a New Note is attached hereto as Exhibit 4.1 and a form of a New Warrant is attached hereto as Exhibit 4.2

The foregoing descriptions of the New Notes and New Warrants do not purport to be complete and each such description is qualified in its entirety by reference to Exhibit 4.1 and Exhibit 4.2.

Item 3.02 Unregistered Sales of Equity Securities

The Old Notes and Old Warrants and New Notes and New Warrants were not registered under the Securities Act. The date, title and amount of securities sold, as well as the total offering price and the terms of conversion of the New Notes and the terms relating to the exercise of the New Warrants, are described under Items 1.01 and 2.03 above. The offer and sale of the Old Notes and Old Warrants and New Notes and New Warrants were exempt from the registration requirements of Section 5 of the Securities Act, as amended, pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Company relied on the following facts in determining that the offer and sale of the Old Notes and Old Warrants and New Notes and New Warrants qualified for the exemption provided by Rule 506:

•	The offer and sale satisfied the terms and conditions of Rule 501 and 502 under the Securities Act; and

•
Pursuant to Rule 506 under the Securities Act, no more than 35 purchasers purchased the Old Notes and Old Warrants and New Notes and New Warrants, as determined in accordance with Rule 501(e) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
4.1	Form of 10% Convertible Promissory Note
4.2	Form of Warrant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT 21 GOLF COMPANY

Date: May 19, 2006	By:	/s/ Nataliya Hearn
Name: Nataliya Hearn
Title: President

Exhibit Index

Exhibit Number	Description
4.1	Form of 10% Convertible Promissory Note
4.2	Form of Warrant